UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2011

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Two New Directors

On January 11, 2011, the Board of Directors (“Board”) of Cliffs Natural Resources Inc. (the “Company”) elected Andres Ricardo Gluski and Richard A. Ross to the Board. The Board has determined that both Messrs. Gluski and Ross have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and are independent within the Company’s director independence standards, which are consistent with the New York Stock Exchange’s director independence standards as currently in effect. Effective July 1, 2011, Mr. Gluski will become a member of the Strategy and Operations Committee and the Audit Committee. Effective July 1, 2011, Mr. Ross will become a member of the Governance and Nominating Committee and Audit Committee.

As non-employee directors, Messrs. Gluski and Ross will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A as filed with the SEC on March 26, 2010 (the “2010 Proxy Statement”). Since the 2010 Proxy Statement, a change in the Board’s meeting and committee fees occurred, effective April 1, 2010, increasing Board fees from $1,500 to $2,000 and committee fees from $1,000 to $1,500. Messrs. Gluski and Ross will participate in the Company’s Nonemployee Directors’ Compensation Plan (Amended and Restated as of December 31, 2008) (the “Plan”), a copy of which is included as Exhibit 10(a) to this Current Report on Form 8-K and is incorporated herein by reference. The Plan provides, among other things, for an annual equity grant to non-employee directors. The Plan also provides, among other things, for the opportunities for non-employee directors, in certain circumstances, to receive a portion of their annual retainer fee in common shares, par value $0.125 per share, of the Company (the “Shares”), to invest additional amounts of their compensation payable for services as a non-employee director in Shares and to defer all or a portion of their compensation payable as a non-employee director. Pursuant to the Plan, Messrs. Gluski and Ross are to receive a prorated annual equity grant of 290 restricted shares each.

The Company also expects to enter into Indemnification Agreements with Messrs. Gluski and Ross, the form of which is included as Exhibit 10(b) to this Current Report on Form 8-K and is incorporated herein by reference. The Indemnification Agreements provide that, to the extent permitted by Ohio law, the Company will indemnify Messrs. Gluski and Ross against all expenses, costs, liabilities, and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by them in connection with any suit in which they are a party or otherwise involved as a result of their service as a member of the Board. The foregoing discussion of the terms of the form of Indemnification Agreement is qualified in its entirety by reference to the full text of the Indemnification Agreement.

A copy of the press release relating to the appointments of Messrs. Gluski and Ross is attached hereto as Exhibit 99(a).

Item 9.01. Financial Statements and Exhibits.

(d	)	Exhibits.
Exhibit Number
10	(a)
Cliffs Natural Resources Inc. Nonemployee Directors’
Compensation Plan (Amended and Restated as of December 31,
2008)(filed as Exhibit 10(nnn) to Form 10-K of Cliffs Natural
Resources Inc. on February 26, 2009 and incorporated by
reference)

10	(b)
Form of Indemnification Agreement between Cliffs Natural
Resources Inc. (formerly Cleveland-Cliffs Inc) and Directors
(filed as Exhibit 10(f) to Form 10-K of Cliffs Natural
Resources Inc. on February 2, 2001 and incorporated by
reference)

99	(a)	Press Release dated January 11, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

January 14, 2011	By:	/s/ Gina K. Gunning

Name: Gina K. Gunning
Title: General Counsel, Corporate Affairs and Secretary

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Exhibit Index

Exhibit No.	Description

10.(a)	Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan (Amended and Restated as of December 31, 2008)(filed as Exhibit 10(nnn) to Form 10-K of Cliffs Natural Resources Inc. on February 26, 2009 and incorporated by reference)
10.(b)	Form of Indemnification Agreement between Cliffs Natural Resources Inc. (formerly Cleveland-Cliffs Inc) and Directors (filed as Exhibit 10(f) to Form 10-K of Cliffs Natural Resources Inc. on February 2, 2001 and incorporated by reference)
99.(a)	Press Release dated January 11, 2011